UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 225-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Secured Convertible Note Modification and Conversion Agreement between Knighted Pastures LLC (“Knighted”) and Allied Esports Entertainment, Inc. (the “Company”)

On April 29, 2020, the Company and Knighted, the holder of a $5,000,000 convertible promissory note issued by the Company (the “Note”), entered into a Secured Convertible Note Modification and Conversion Agreement (the “Note Amendment”). Pursuant to the Note Amendment, Knighted agreed to convert $2,000,000 of the principal amount of the Note (the “Conversion Amount”) into shares of the Company’s common stock at a reduced conversion price of $1.60 per share, and the Company issued to Knighted 1,250,000 shares of common stock. The remaining principal amount of the Note ($3,000,000) remains convertible at a conversion price of $8.50 per share, and the remaining provisions of the Note remain in effect. Interest on the Conversion Amount will continue to accrue, and all accrued and unpaid interest under the Note (including interest accrued on the Conversion Amount) will be paid on the maturity date of August 23, 2020.

The Company previously registered for resale an aggregate of 588,236 shares of common stock upon conversion of the Note at $8.50 per share and the Company is obligated to file a registration statement by May 5, 2020 to register for resale an additional 1,014,705 shares of common stock (the “Unregistered Shares”), so that all shares issuable to Knighted as a result of its conversion of the Note, including the shares issued pursuant to the Note Amendment, are registered for resale.

The foregoing description of the Note Amendment is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference. The shares issued were not registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such common stock did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Assignment and Assumption Agreement among Ourgame International Holdings Limited (“Ourgame”), Trisara Ventures, LLC (“Trisara”), Adam Pliska and the Company

On April 24, 2020, the Company, Ourgame, Trisara, and Adam Pliska entered into an Assignment and Assumption Agreement (the “Pliska Assignment”). Mr. Pliska is the Company’s President, and pursuant to the Pliska Assignment, the Company assumed Ourgame’s obligations under that certain Engagement Agreement dated as of January 24, 2018, by and among Ourgame, Trisara and Mr. Pliska (as amended by that certain Amendment 1 dated June 2018, the “Pliska Employment Agreement”). Among other things, the Pliska Assignment provides that (i) the Company’s payment obligation to Mr. Pliska for up to $1,500,000 based upon the profitability of the Company has been satisfied, and (ii) effective as of May 1, 2020, Mr. Pliska’s annual salary will be reduced by 10% to approximately $377,000 for a six-month period.

The foregoing description of the Pliska Assignment is qualified in its entirety by reference thereto, which is filed as Exhibit 10.2 to this Current Report, and is incorporated herein by reference.

Amendment to Employment Agreement dated April 24, 2020 between Frank Ng and the Company

On April 24, 2020, the Company and its Chief Executive Officer, Frank Ng, entered into an Amendment to Employment Agreement (the “Ng Amendment”). Pursuant to the Ng Amendment, the parties agreed that effective May 1, 2020, Mr. Ng’s annual salary will be reduced by 80% to $60,000 for a six-month period.

The foregoing description of the Ng Amendment is qualified in its entirety by reference thereto, which is filed as Exhibit 10.3 to this Current Report, and is incorporated herein by reference.

Compensation of Tony Hung

Tony Hung, the Company’s Chief Financial Officer, reduced his compensation by 10% for a six-month period starting May 1, 2020, to $256,500.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Secured Convertible Note Modification and Conversion Agreement dated April 29, 2020 between Knighted Pastures LLC and the Company

10.2	Assignment and Assumption Agreement dated April 24, 2020 among Ourgame International Holdings Limited, Trisara Ventures, LLC, Adam Pliska and the Company

10.3	Amendment to Employment Agreement dated April 24, 2020 between Frank Ng and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung Chief Financial Officer

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